UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 25, 2006

SEALY MATTRESS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-117081-27	20-1178482
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Sealy Drive One Office Parkway Trinity, North Carolina 27370

(Address of Principal Executive Offices, including Zip Code)

(336) 861-3500

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01	Other Events.

On May 25, 2006, Sealy Corporation (“Sealy”) entered into a supplemental indenture to unconditionally guarantee Sealy Mattress Company’s (“SMC”) obligations under the indenture (the “Indenture”) governing SMC’s 8.25% Senior Subordinated Notes due 2014. SMC is a wholly-owned subsidiary of Sealy Mattress Corporation (the “Company”), which is a wholly-owned subsidiary of Sealy. The Company had been obligated under the Indenture to file quarterly, annual and other reports (the “Exchange Act Reports”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result of this unconditional guarantee, and as permitted under the Indenture, the Company will no longer file Exchange Act Reports and the obligation to file Exchange Act Reports instead will be satisfied by Sealy’s ongoing Exchange Act reporting obligations. A copy of the supplemental indenture is filed as an exhibit to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1

Second Supplemental Indenture, dated as of May 25, 2006, among Sealy Corporation, Sealy Mattress Corporation, Sealy Mattress Company, the Guarantors listed on Schedule I thereto and The Bank of New York Trust Company, N.A., as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEALY MATTRESS CORPORATION

Date: May 31, 2006		/s/ KENNETH L. WALKER
	By:	Kenneth L. Walker
	Its:	SENIOR VICE PRESIDENT, GENERAL COUNSEL